SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SAXON REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	30-0228584
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

4860 Cox Road, Suite 300, Glen Allen, Virginia	23060
(Address)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box:    ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box:    ☒

Securities Act registration statement file number to which this form relates: 333-112834

Securities to be registered pursuant to Section 12(b) of the Act: NONE

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.01 per share

Item 1. Description of Registrant’s Securities to be Registered.

The Common Stock is described under “DESCRIPTION OF SAXON REIT CAPITAL STOCK”, “CERTAIN PROVISIONS OF MARYLAND LAW AND SAXON REIT CHARTER AND BYLAWS”, and “COMPARISON OF RIGHTS OF SHAREHOLDERS OF SAXON CAPITAL AND SAXON REIT” in the registrant’s Proxy Statement/Prospectus filed with the Securities and Exchange Commission on August 5, 2004 pursuant to Rule 424(b)(3) relating to the registrant’s Registration Statement on Form S-4 (File No. 333-112834) filed with the Securities and Exchange Commission on February 13, 2004, as amended (the “Registration Statement”), which description is incorporated into this Item 1 by reference.

Item 2. Exhibits.

1.	Amended and Restated Articles of Incorporation of the registrant (to be renamed Saxon Capital, Inc. in connection with the REIT conversion) filed on June 3, 2004. (1)

2.	Amended and Restated Bylaws of the registrant (to be renamed Saxon Capital, Inc. in connection with the REIT conversion) adopted as of May 25, 2004. (2)

3.	Specimen form of Common Stock Certificate of the registrant. (3)

(1)	Incorporated by reference to Exhibit C of Annex A to the registrant’s Registration Statement on Form S-4 (File No. 333-112834) filed with the Securities and Exchange Commission on February 13, 2004, as amended (the “Registration Statement”).
(2)	Incorporated by reference to Exhibit D of Annex A to the Registration Statement.
(3)	Incorporated by reference to Exhibit No. 4.1 to the Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

SAXON REIT, INC., a Maryland corporation

Dated: September 20, 2004	By:	/s/ Robert B. Eastep
	Name:	Robert B. Eastep
	Its:	Chief Financial Officer and Executive Vice President